UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2015

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its Charter)

Florida	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (502) 366-3452

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the annual meeting of shareholders of Industrial Services of America, Inc. (the “Company”) on June 16, 2015, shareholders (1) elected each of the seven Company nominees to serve a one year term on the Company’s Board of Directors and (2) ratified the appointment of Mountjoy Chilton Medley LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.  The results of the voting are shown below.

Proposal 1-Election of Board of Directors

Company Nominees	Votes For	Votes Withheld	Broker Non-Votes
Orson Oliver	4,163,821	20,747	3,055,773
Albert Cozzi	4,162,184	22,384	3,055,773
Ronald Strecker	4,157,645	26,923	3,055,773
Francesca Scarito	4,156,445	28,123	3,055,773
Sean Garber	3,535,406	649,162	3,055,773
Vince Tyra	4,157,760	26,808	3,055,773
William Yarmuth	4,158,660	25,908	3,055,773

Proposal 2-Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstain	Broker Non-Votes
6,979,876	258,320	2,145	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INDUSTRIAL SERVICES OF AMERICA, INC.

Date: June 17, 2015	By:	/s/ Todd Phillips
Todd Phillips
Chief Financial Officer